Exhibit 99.1

Molson Coors to Cease Production at Irwindale, Calif., Brewery; Signs Agreement with Pabst Giving Them an Option to Purchase Irwindale Facility

DENVER & MONTREAL--(BUSINESS WIRE)--January 6, 2020--Molson Coors Beverage Company (NYSE: TAP; TSX: TPX) today announced plans to cease production at its Irwindale, Calif., brewery by September 2020.

Additionally, Molson Coors has entered into an agreement with Pabst Brewing Co. which gives them an option to purchase the Irwindale facility.

“This move will allow us to optimize our brewery footprint while streamlining our operations for greater efficiency across the network,” said Chief Integrated Supply Chain Officer Brian Erhardt. “While it was a very difficult decision, we have extra capacity in our system and Irwindale’s production can be absorbed by other breweries in our network.”

Today’s announcement comes on the heels of a plan recently announced by Molson Coors to revitalize and restructure the business to get back on track. While ceasing production at the Irwindale facility is not part of the larger revitalization plan announced in October 2019, it does not impact previously announced cost savings guidance.

The Irwindale brewery, which opened in 1980, employs approximately 470 people and produced 4.8 million barrels, shipped to 261 independently-owned distributors in 2019. Brands produced include but are not limited to: Miller Lite, Coors Light, Miller High Life, MGD, Steel Reserve, Miller 64 and several brands for Pabst. Over the next nine months, products currently produced in Irwindale will be transitioned to other breweries, primarily Golden, Colo., and Fort Worth, Texas.

FORWARD-LOOKING STATEMENTS:

This press release includes “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “anticipate,” “project,” “will,” “outlook,” and similar expressions identify forward-looking statements, which generally are not historic in nature. Statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, the impact of increased competition resulting from further consolidation of brewers, competitive pricing and product pressures; health of the beer industry and our brands in our markets; ability to dispose of the Irwindale Brewery; economic conditions in our markets; impairment charges; our ability to maintain manufacturer/distribution agreements; changes in our supply chain system; availability or increase in the cost of packaging materials; success of our joint ventures; risks relating to operations in developing and emerging markets; changes in legal and regulatory requirements, including the regulation of distribution systems; fluctuations in foreign currency exchange rates; increase in the cost of commodities used in the business; the impact of climate change and the availability and quality of water; loss or closure of a major brewery or other key facility; our ability to implement our strategic initiatives, including executing and realizing cost savings; our ability to successfully integrate newly acquired businesses; pension plan and other post-retirement benefit costs; failure to comply with debt covenants or deterioration in our credit rating; our ability to maintain good labor relations; our ability to maintain brand image, reputation and product quality; and other risks discussed in our filings with the SEC, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
News Media
Marty Maloney, (312) 496-5669

Investor Relations
Greg Tierney, (312) 496-5853